Company Contact: Andrew Warner, CFO EnergyConnect Group, Inc. (408) 898-4592 AWarner@energyconnectinc.com	Investor Relations Timothy Dien Lippert / Heilshorn & Associates, Inc. (415) 433-3777 TDien@lhai.com

EnergyConnect Group, Inc. Reports Second Quarter 2010 Results
-First Half 2010 Revenue of $13.5 million an increase of 54%-
-Launched GridConnect, Integrated Demand Response Technology Platform-
-Company Increases Annual 2010 Revenue Guidance to Rise 40% to 45% over 2009 and Reiterates Positive Annual 2010 Non-GAAP Adjusted EBITDA Projection-

San Jose, CA – August 10, 2010 - EnergyConnect Group, Inc. (OTCBB: ECNG), a leading provider of smart grid demand response (DR) services and technologies, reported results for its second quarter and six-months ended July 3, 2010.

Kevin Evans, EnergyConnect’s president and CEO said, “We are pleased with our continuing progress and the performance of our capacity portfolio.  In the second quarter of 2010, we generated revenue of $6.4 million, driving year-to-date revenue growth to 54%. We are also very encouraged by the positive response from PJM and our customers with GridConnect.”

Second Quarter Financial Results
Revenue for the second quarter of 2010 was $6.4 million, compared to $7.5 million in the second quarter of 2009 which included $3.3 million of capacity transactions. There were no capacity transactions in the second quarter of 2010.  Net loss for the second quarter 2010 was $1.1 million, or $(0.01) per share, compared to net income of $601,000, or $0.01 per diluted share in the second quarter 2009. Non-GAAP Adjusted EBITDA loss was $559,000, compared to Non-GAAP Adjusted EBITDA income of $1.3 million in the second quarter 2009.

Six Months Ended June 30, 2010 Financial Results
For the first half of 2010, revenue was $13.5 million which includes $6.6 million in capacity transactions, compared to $8.7 million for the first half of 2009 which included $4.1 million in capacity transactions.  Net income for the first half of 2010 was $992,000, or $0.01 per diluted share, compared to net loss of $1.5 million, or $(0.02) per share in the first half of 2009. Non-GAAP Adjusted EBITDA income was $2.0 million, compared to Non-GAAP Adjusted EBITDA loss of $482,000 for the first half of 2009.

Company Outlook
Andrew Warner, EnergyConnect’s CFO, said, “The business results for the first half were on track with our expectations.  Given those results, combined with positive market conditions, we now expect annual revenue growth of between 40% and 45% over last year, up from prior guidance of between 35% and 40% growth.  We remain confident in our goal to deliver positive Non-GAAP Adjusted EBITDA for 2010.

Discussion of Non-GAAP Financial Measures
The company intends to utilize a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. The company considers the use of Non-GAAP financial measures helpful in assessing our current financial performance and prospects for the future. The company intends to use Non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance, the company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the company believes that disclosing Non-GAAP financial measures provides useful supplemental data that, while not a substitute for GAAP financial measures, allows for further transparency in the review of our financial and operational performance.

The company believes that Non-GAAP Adjusted EBITDA is used by investors and analysts as an alternative to GAAP measures when evaluating the performance in comparison to other companies. In order to fully assess our financial operating results, the company believes that Non-GAAP Adjusted EBITDA will be an appropriate measure of evaluating our operating performance, because it eliminates the effects of financing and accounting decisions. This measure is also significant to institutional lenders, and is considered an important internal benchmark of our performance. The company intends to use Non-GAAP Adjusted EBITDA to measure our performance against internal performance targets, which are based on Non-GAAP Adjusted EBITDA. In addition, the company intends to further exclude stock-based compensation and other non-cash charges in calculating Non-GAAP Adjusted EBITDA. The company believes excluding stock-based compensation and other non-cash charges, allows for greater transparency in the review our financial and operational performance.

Conference Call
The company will host a conference call and webcast today, August 10th, at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, to discuss its second quarter 2010 financial results. To listen to the call live, please dial 877-407-9039 or 201-689-8470, internationally, at least 10 minutes before the start of the conference.

EnergyConnect will also use an online, real-time slide presentation that will run concurrently with the conference call.   To participate in viewing these slides during the presentation, a link is provided through the Investors section of the EnergyConnect website: http://www.energyconnectinc.com/investors/financials/.

A telephone replay will be available for two business days by dialing 877-870-5176 or 858-384-5517, and entering Account # 3055 and Conference ID #353062. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause or contribute to such differences that include, but are not limited to, competitive factors, the success of new products in the marketplace, dependence upon third party vendors, and the ability to obtain financing. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

About EnergyConnect
EnergyConnect delivers industry leading Demand Response technologies and services to commercial, institutional and industrial consumers enabling them to manage their use of electricity in response to market prices or regional power shortages. EnergyConnect’s GridConnect technology platform provides a scalable, cost-effective, clean technology to enhance the grid’s efficiency and reliability. For more information about this leading edge technology or about investor relations, visit: http://www.energyconnectinc.com.

– Tables Follow –

ENERGYCONNECT GROUP, INC.
CONSOLIDATED BALANCE SHEET
($)

	July 3,	January 2,
	2010	2010
	(Unaudited)

Cash	$538,944	$1,062,306
Certificates of deposit	33,400	100,200
Accounts receivable, net	11,636,155	6,811,495
Other current assets	120,249	137,042

Total current assets	12,328,748	8,111,043

Intangibles, net	1,279,228	1,398,761
Other long term assets	351,762	265,120

Total assets	$13,959,738	$9,774,924

Accounts payable and accrued expenses	$7,935,674	$7,508,561
Other current liabilities	469,564	324,886

Total current liabilities	8,405,238	7,833,447

Note Payable, net of discount	3,642,626	1,912,937

Total liabilities	12,047,864	9,746,384

Shareholders’ equity	1,911,874	28,540

Total liabilities and shareholders’ equity	$13,959,738	$9,774,924

ENERGYCONNECT GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
($000’s, except share data)
(Unaudited)

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009

Revenue	$6,442	7,522	$13,466	$8,732
Cost of revenue	4,698	4,298	7,152	4,940

Gross profit	1,744	3,224	6,314	3,792

Sales, general and administrative	2,398	2,066	4,474	4,466
Stock-based compensation	130	245	315	414

Total operating expenses	2,528	2,311	4,789	4,880

Income (loss) from operations	(784)	913	1,525	(1,088)

Interest expense, net and other	(306)	(312)	(533)	(393)

Provision for income taxes	-	-	-	-

Net Income (loss)	$(1,090)	$601	$992	$(1,481)

Net Income (loss) per share:
Basic and diluted	$(0.01)	$0.01	$0.01	$(0.02)

Shares used in per share calculations:
Basic	96,240,767	95,491,501	95,994,980	95,335,732
Diluted	96,240,767	99,593,306	99,277,748	95,335,732

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

(Unaudited)

We believe that the presentation of Non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations.  While we use Non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures.  Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

We intend to use EBITDA and Non-GAAP Adjusted EBITDA to measure our performance against internal targets. EBITDA is calculated by adding back net interest expense, taxation expense, depreciation expense and amortization expense to Net Income to arrive at Earnings Before Interest, Tax, Depreciation and Amortization. Non-GAAP Adjusted EBITDA is calculated by additionally adding back other non-cash expenses, specifically stock-based compensation expense to arrive at Non-GAAP Adjusted EBITDA.

ENERGYCONNECT GROUP, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

($000’s)

	Three months ended		Six months ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP Net Income (loss)	$(1,090)	$601	$992	$(1,481)
ADD: Stock- based compensation	130	245	315	414
ADD: Depreciation and amortization	95	96	189	192
ADD: Interest Expense, net and other	306	312	533	393

Non-GAAP Adjusted EBITDA	(559)	1,254	2,029	(482)